U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 20, 2000



                         ACCIDENT PREVENTION PLUS, INC.
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-26257                                         11-3461611
(Commission file number)                    (I.R.S. Employer Identification No.)




                             325 Wireless Boulevard
                            Hauppauge, New York 11788
                    (Address of Principal Executive Offices)


                                 (516) 360-0600
                           (Issuer's telephone number)

Items 1 through 3, and 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On July 28, 1999, Jeff R. Pearlman, the principal independent accountant of Accident Prevention Plus, Inc., a Nevada corporation (the "Company") declined to stand for re-election after the Company's formative and development years as his policy for providing accounting services did not extend to include the Company's growing scale of transactions. There were no disagreements with Mr. Pearlman which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Mr. Pearlman, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify his opinion as to uncertainty, audit scope or accounting principles.

     On August 1, 2000, the board of directors of the Company approved and authorized the engagement of Massella, Tomaro & Co., 375 North Broadway, Suite 103, Jericho, New York 11753 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.

          16. Letter on Change in Certifying Accountant.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ACCIDENT PREVENTION PLUS, INC.


Date: March 20, 2000                        By: /s/ Steven H. Wahrman
--------------------                        -------------------------
                                            Steven H. Wahrman, President